SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                     MUNIHOLDINGS PENNSYLVANIA INSURED FUND
             (Exact name of registrant as specified in its charter)

             Massachusetts                             Applied For
----------------------------------------      ---------------------------------
(State of incorporation or organization)      (IRS employer identification no.)

MuniHoldings Pennsylvania                                   08536
Insured Fund                                      -------------------------
800 Scudders Mill Road                                     (zip code)
Plainsboro, New Jersey
-------------------------------
(Address of principal executive
offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so                      Name of each exchange on which
registered                                        each class is to be registered
----------------------------                      ------------------------------
Common Shares of Beneficial Interest,
par value $.10 per share                          American Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.  Description of Registrant's Securities to be Registered.

          The section captioned "Description of Capital Shares" in the Registrant's prospectus dated February 23, 1999, forming a part of Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (No. 333-68451) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on February 23, 1999, is incorporated herein by reference.

Item 2. Exhibits.

(I)  The following exhibits have been filed with the Commission:

     (1)  Form of Certificate for Common Shares.*

     (2) Portions of the Declaration of Trust and the By-Laws of the Registrant defining the rights of holders of Common Shares.**

(II) The following exhibits are to be filed with the American Stock Exchange only:

     (1)  Not applicable.

     (2)  Not applicable.

     (3)  Not applicable.

     (4)  (a)  Declaration  of  Trust  of the  Registrant.
          (b)  By-Laws of the Registrant.

     (5)  Specimen Certificate for Common Shares.

     (6)  Not applicable.

-----------------
*    Incorporated by reference to Exhibit (d)(2) to the Registration Statement.

**   Incorporated by reference to Exhibit (d)(1) to the Registration Statement.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       MUNIHOLDINGS PENNSYLVANIA INSURED FUND
                                       (Registrant)

                                       By:    /s/ Alice A. Pellegrino
                                          --------------------------------
                                                  Alice A. Pellegrino
                                                  Secretary